Exhibit 99.1

Jack in the Box Inc. Reports Second Quarter FY 2021 Earnings; Provides Fiscal 2021 Guidance; Announces 10 Percent Increase in Quarterly Cash Dividend

SAN DIEGO--(BUSINESS WIRE)--May 12, 2021--Jack in the Box Inc. (NASDAQ: JACK) today reported financial results for the second quarter ended April 11, 2021 and provided fiscal year 2021 financial guidance.

Jack in the Box® total revenues increased 19 percent to $257.2 million, compared to $216.2 million in the comparable period ended April 12, 2020, driven by 20.6 percent growth in system same-store sales. Company same-store sales increased 14.5 percent in the second quarter, reflecting average check growth of 19.9 percent and a 5.4 percent decrease in transactions. Franchise same-store sales increased 21.3 percent.

Increase/(Decrease) in same-store sales:

	12 Weeks Ended		28 Weeks Ended
	April 11, 2021	April 12, 2020	April 11, 2021	April 12, 2020
Company	14.5%	(4.1)%	10.4%	(0.1)%
Franchise	21.3%	(4.2)%	16.5%	(0.9)%
System	20.6%	(4.2)%	15.9%	(0.8)%

Net earnings more than tripled to $35.9 million, or $1.58 per diluted share, for the second quarter of fiscal 2021, compared with $11.5 million, or $0.50 per diluted share, for the second quarter of fiscal 2020, which was negatively impacted due to the initial onset of COVID-19.

Darin Harris, chief executive officer, said, "Consumers continue to embrace Jack in the Box's iconic all-day menu and continuous menu innovations, driving growth across every day-part. A shift toward our core premium entrees, combined with an increase in items per order reflecting larger parties, fueled a nearly-20 percent increase in average check. Our performance was strong across all regions throughout the quarter, including in Texas where pandemic dine-in restrictions were lifted much earlier than in our other large markets. Stimulus payments also contributed to our strong performance during the last four weeks of the quarter."

Harris continued, “We are off to a good start through the first four weeks of the third quarter, giving us confidence that our key strategies continue to resonate with guests and position us to maintain momentum while we work closely with our franchisees to grow.”

Operating Earnings Per Share(1), a non-GAAP measure, were $1.48 in the second quarter of fiscal 2021 compared with $0.50 in the prior year quarter. A reconciliation of non-GAAP Operating Earnings Per Share to GAAP results is provided below, with additional information included in the attachment to this release.

	12 Weeks Ended		28 Weeks Ended
	April 11, 2021	April 12, 2020	April 11, 2021	April 12, 2020
Diluted earnings per share – GAAP	$1.58	$0.50	$3.78	$0.82
Gains on the sale of company-operated restaurants	(0.05)	—	(0.09)	(0.05)
Excess tax benefits from share-based compensation arrangements	(0.05)	(0.01)	(0.05)	—
Pension settlement charges	—	0.01	—	1.14
Gain on sale of corporate office building	—	—	—	(0.32)
Restructuring charges	—	—	—	0.03
Operating Earnings Per Share – non-GAAP (1)	$1.48	$0.50	$3.64	$1.62

Adjusted EBITDA(2), a non-GAAP measure, was $75.8 million in the second quarter of fiscal 2021 compared with $46.3 million for the prior year quarter.

Restaurant-Level Margin(3), a non-GAAP measure, increased to 25.9 percent of company restaurant sales in the second quarter of fiscal 2021 from 20.6 percent a year ago. The increase is primarily due to sales leverage as well as a decrease in food and packaging costs as a percentage of company restaurant sales. This decrease is primarily driven by favorable changes in product mix and menu price increases, partially offset by higher costs for ingredients. Commodity costs increased in the quarter by approximately 1.7 percent, primarily due to increases in pork and oil, partially offset by a decrease in beef. The decrease in food and packaging costs was partially offset by higher labor costs, resulting from wage inflation of 6.3%, as well as higher incentive compensation costs and higher costs for delivery fees.

Franchise-Level Margin(3), a non-GAAP measure, increased by $17.2 million in the second quarter, primarily driven by higher royalties and rental revenues as a result of higher franchise same-store sales. Franchise-Level Margin(3), as a percentage of total franchise revenues, was 42.0 percent in the second quarter of fiscal 2021 compared with 38.6 percent in the prior year.

In the second quarter of fiscal 2021, SG&A expenses decreased by $5.3 million and were 7.3 percent of revenues compared with 11.2 percent in the prior year quarter. Advertising costs, which are included in SG&A, increased $0.8 million in the second quarter due to higher company restaurant sales and a reduction in the contribution rate in the prior year quarter.

As a percentage of system-wide sales, G&A was 1.6 percent in the second quarter of fiscal 2021 compared with 2.7 percent in the prior year quarter. The $6.1 million decrease in G&A, which excludes advertising, was primarily driven by:

  Mark-to-market changes in the cash surrender value of company-owned life insurance (“COLI”) policies, net of a deferred compensation obligation supported by these policies, resulting in a $5.9 million year-over-year decrease in G&A;
  a decrease of $2.1 million in insurance costs; and
  a decrease of $1.9 million in costs related to litigation matters versus prior year.
  These decreases were partially offset by a $2.3 million increase in incentive compensation.

The effective tax rate for the second quarter of fiscal 2021 was 27.3 percent compared with 32.3 percent in the prior year quarter. The lower rate in the quarter was primarily due to a decrease in the impact of certain non-deductible expenses and an increase in non-taxable gains related to COLI policies.

Capital Allocation

The company repurchased 0.6 million shares of its common stock in the second quarter of fiscal 2021 for an aggregate cost of $65.0 million. As of April 11, 2021, $135.0 million remained available under share repurchase programs authorized by the Board of Directors, consisting of $35.0 million that expires in November 2021 and $100.0 million that expires in November 2022. During the second quarter of 2021, the Company fully paid down its outstanding borrowings on its Variable Funding Notes. As of April 11, 2021, borrowing availability under the Variable Funding Notes was $110.5 million.

The company also announced today that on May 7, 2021, its Board of Directors declared a cash dividend of $0.44 per share on the company's common stock, representing a 10 percent increase from the prior dividend rate. The dividend is payable on June 11, 2021, to shareholders of record at the close of business on May 26, 2021.

Fiscal Year 2021 Guidance

The following guidance and underlying assumptions reflect the company’s current expectations for the fiscal year ending October 3, 2021, which includes 53 weeks:

  High single-digit system same-store sales growth
  G&A as a percentage of system-wide sales of approximately 1.7%, excluding net COLI gains or losses
  Commodity cost inflation of approximately 3%
  Labor cost inflation of 5% to 6%
  Adjusted EBITDA of between approximately $320 million and $330 million, including approximately $6 million to $7 million benefit from the 53rd week.

Conference Call

The company will host a conference call for financial analysts and investors on Wednesday, May 12, 2021, beginning at 2:00 p.m. PT (5:00 p.m. ET). The conference call will be broadcast live over the Internet via the Jack in the Box Inc. corporate website. To access the live call through the Internet, log onto the Investors section of the Jack in the Box Inc. website at http://investors.jackinthebox.com at least 15 minutes prior to the event in order to download and install any necessary audio software. A replay of the call will be available through the Jack in the Box Inc. corporate website for 21 days, beginning at approximately 5:00 p.m. PT on May 12, 2021.

About Jack in the Box Inc.

Jack in the Box Inc. (NASDAQ: JACK), based in San Diego, is a restaurant company that operates and franchises Jack in the Box® restaurants, one of the nation’s largest hamburger chains, with more than 2,200 restaurants in 21 states and Guam. For more information on Jack in the Box, including franchising opportunities, visit www.jackinthebox.com.

__________________

(1) Operating Earnings Per Share represents diluted earnings per share on a GAAP basis excluding gains or losses on the sale of company-operated restaurants, restructuring charges, gain on sale of corporate office building, pension settlement charges, and the excess tax benefit from share-based compensation arrangements. See "Reconciliation of Non-GAAP Measurements to GAAP Results." Operating earnings per share may not add due to rounding.

(2) Adjusted EBITDA represents net earnings on a GAAP basis excluding income taxes, interest expense, net, gains or losses on the sale of company-operated restaurants, impairment and other charges, net, depreciation and amortization, the amortization of franchise tenant improvement allowances and other, and pension settlement charges. See "Reconciliation of Non-GAAP Measurements to GAAP Results."

(3) Restaurant-Level Margin and Franchise-Level Margin are non-GAAP measures. These non-GAAP measures are reconciled to earnings from operations, the most comparable GAAP measure, in the attachment to this release. See "Reconciliation of Non-GAAP Measurements to GAAP Results."

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goals,” “guidance,” “intend,” “plan,” “project,” “may,” “will,” “would” and similar expressions. These statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate. These estimates and assumptions involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. Factors that may cause our actual results to differ materially from any forward-looking statements include, but are not limited to: the potential impacts to our business and operations resulting from the coronavirus COVID-19 pandemic, the success of new products, marketing initiatives and restaurant remodels and drive-thru enhancements; the impact of competition, unemployment, trends in consumer spending patterns and commodity costs; the company's ability to reduce G&A and operate efficiently; the company’s ability to achieve and manage its planned growth, which is affected by the availability of a sufficient number of suitable new restaurant sites, the performance of new restaurants, risks relating to expansion into new markets and successful franchise development; the ability to attract, train and retain top-performing personnel, litigation risks; risks associated with disagreements with franchisees; supply chain disruption; food-safety incidents or negative publicity impacting the reputation of the company's brand; increased regulatory and legal complexities, including federal, state and local policies regarding mitigation strategies for controlling the coronavirus COVID-19 pandemic, risks associated with the amount and terms of the securitized debt issued by certain of our wholly owned subsidiaries; and stock market volatility. These and other factors are discussed in the company’s annual report on Form 10-K and its periodic reports on Form 10-Q filed with the Securities and Exchange Commission, which are available online at http://investors.jackinthebox.com or in hard copy upon request. The company undertakes no obligation to update or revise any forward-looking statement, whether as the result of new information or otherwise.

JACK IN THE BOX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share data)
(Unaudited)

	12 Weeks Ended		28 Weeks Ended
	April 11, 2021	April 12, 2020	April 11, 2021	April 12, 2020
Revenues:
Company restaurant sales	$85,962	$74,380	$200,240	$179,744
Franchise rental revenues	77,901	69,885	181,650	165,969
Franchise royalties and other	47,231	37,764	106,879	90,230
Franchise contributions for advertising and other services	46,123	34,128	106,989	87,887
	257,217	216,157	595,758	523,830
Operating costs and expenses, net:
Food and packaging	23,938	22,237	56,315	53,585
Payroll and employee benefits	26,440	24,261	61,371	56,151
Occupancy and other	13,349	12,570	31,184	28,528
Franchise occupancy expenses	48,904	48,341	114,073	112,858
Franchise support and other costs	3,341	2,971	6,614	7,647
Franchise advertising and other services expenses	47,104	35,734	109,799	90,958
Selling, general and administrative expenses	18,861	24,203	39,360	52,451
Depreciation and amortization	10,696	12,282	25,267	29,010
Impairment and other charges (gains), net	1,228	716	776	(8,575)
Gains on the sale of company-operated restaurants	(1,532)	—	(2,815)	(1,575)
	192,329	183,315	441,944	421,038
Earnings from operations	64,888	32,842	153,814	102,792
Other pension and post-retirement expenses, net	203	512	474	39,490
Interest expense, net	15,227	15,409	35,962	35,351
Earnings before income taxes	49,458	16,921	117,378	27,951
Income taxes	13,524	5,458	30,585	8,591
Net earnings	$35,934	$11,463	$86,793	$19,360

Earnings per share:
Basic	$1.58	$0.50	$3.80	$0.83
Diluted	$1.58	$0.50	$3.78	$0.82

Weighted-average shares outstanding:
Basic	22,723	22,803	22,863	23,339
Diluted	22,784	22,895	22,945	23,490

Dividends declared per common share	$0.40	$0.40	$0.80	$0.80

JACK IN THE BOX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	April 11, 2021	September 27, 2020
ASSETS
Current assets:
Cash	$90,637	$199,662
Restricted cash	18,137	37,258
Accounts and other receivables, net	86,721	78,417
Inventories	2,158	1,808
Prepaid expenses	6,784	10,114
Current assets held for sale	3,883	4,598
Other current assets	3,703	3,724
Total current assets	212,023	335,581
Property and equipment:
Property and equipment, at cost	1,144,503	1,132,430
Less accumulated depreciation and amortization	(812,489)	(796,448)
Property and equipment, net	332,014	335,982
Other assets:
Operating lease right-of-use assets	914,010	904,548
Intangible assets, net	262	277
Goodwill	47,161	47,161
Deferred tax assets	71,167	72,322
Other assets, net	214,138	210,623
Total other assets	1,246,738	1,234,931
	$1,790,775	$1,906,494
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt	$850	$818
Current operating lease liabilities	153,297	179,000
Accounts payable	24,695	31,105
Accrued liabilities	123,550	129,431
Total current liabilities	302,392	340,354
Long-term liabilities:
Long-term debt, net of current maturities	1,271,412	1,376,913
Long-term operating lease liabilities, net of current portion	792,183	776,094
Other long-term liabilities	205,345	206,494
Total long-term liabilities	2,268,940	2,359,501
Stockholders’ deficit:
Preferred stock $0.01 par value, 15,000,000 shares authorized, none issued	—	—
Common stock $0.01 par value, 175,000,000 shares authorized, 82,510,007 and 82,369,714 issued, respectively	825	824
Capital in excess of par value	496,798	489,515
Retained earnings	1,704,766	1,636,211
Accumulated other comprehensive loss	(108,640)	(110,605)
Treasury stock, at cost, 60,287,482 and 59,646,773 shares, respectively	(2,874,306)	(2,809,306)
Total stockholders’ deficit	(780,557)	(793,361)
	$1,790,775	$1,906,494

JACK IN THE BOX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	28 Weeks Ended
	April 11, 2021	April 12, 2020
Cash flows from operating activities:
Net earnings	$86,793	$19,360
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	25,267	29,010
Amortization of franchise tenant improvement allowances and other	1,534	1,765
Deferred finance cost amortization	3,013	3,046
Excess tax benefit from share-based compensation arrangements	(1,112)	(77)
Deferred income taxes	(882)	6,783
Share-based compensation expense	2,836	5,865
Pension and post-retirement expense	474	39,490
(Gains) losses on cash surrender value of company-owned life insurance	(9,352)	3,150
Gains on the sale of company-operated restaurants	(2,815)	(1,575)
Gains on the disposition of property and equipment, net	(1,931)	(10,170)
Non-cash operating lease costs	(11,870)	(13,118)
Impairment charges and other	1,340	133
Changes in assets and liabilities, excluding acquisitions:
Accounts and other receivables	(4,490)	(22,858)
Inventories	(288)	28
Prepaid expenses and other current assets	3,461	(10,350)
Accounts payable	(14,614)	20,660
Accrued liabilities	6,499	1,400
Pension and post-retirement contributions	(3,577)	(3,582)
Franchise tenant improvement allowance disbursements	(567)	(5,811)
Other	(1,175)	(4,222)
Cash flows provided by operating activities	78,544	58,927
Cash flows from investing activities:
Purchases of property and equipment	(22,928)	(12,777)
Proceeds from the sale of property and equipment	3,629	22,394
Proceeds from the sale and leaseback of assets	—	17,373
Proceeds from the sale of company-operated restaurants	965	1,575
Other	2,616	1,036
Cash flows (used in) provided by investing activities	(15,718)	29,601
Cash flows from financing activities:
Borrowings on revolving credit facilities	—	111,376
Repayments of borrowings on revolving credit facilities	(107,875)	(3,500)
Principal repayments on debt	(415)	(3,640)
Debt issuance costs	—	(216)
Dividends paid on common stock	(18,130)	(18,466)
Proceeds from issuance of common stock	4,340	3,559
Repurchases of common stock	(65,000)	(155,576)
Payroll tax payments for equity award issuances	(3,892)	(4,442)
Cash flows used in financing activities	(190,972)	(70,905)
Net (decrease) increase in cash and restricted cash	(128,146)	17,623
Cash and restricted cash at beginning of period	236,920	151,561
Cash and restricted cash at end of period	$108,774	$169,184

JACK IN THE BOX INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION

The following table presents certain income and expense items included in our condensed consolidated statements of earnings as a percentage of total revenues, unless otherwise indicated. Percentages may not add due to rounding.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS DATA
(Unaudited)

	12 Weeks Ended		28 Weeks Ended
	April 11, 2021	April 12, 2020	April 11, 2021	April 12, 2020
Revenues:
Company restaurant sales	33.4%	34.4%	33.6%	34.3%
Franchise rental revenues	30.3%	32.3%	30.5%	31.7%
Franchise royalties and other	18.4%	17.5%	17.9%	17.2%
Franchise contributions for advertising and other services	17.9%	15.8%	18.0%	16.8%
	100.0%	100.0%	100.0%	100.0%
Operating costs and expenses, net:
Food and packaging (1)	27.8%	29.9%	28.1%	29.8%
Payroll and employee benefits (1)	30.8%	32.6%	30.6%	31.2%
Occupancy and other (1)	15.5%	16.9%	15.6%	15.9%
Franchise occupancy expenses (2)	62.8%	69.2%	62.8%	68.0%
Franchise support and other costs (3)	7.1%	7.9%	6.2%	8.5%
Franchise advertising and other services expenses (4)	102.1%	104.7%	102.6%	103.5%
Selling, general and administrative expenses	7.3%	11.2%	6.6%	10.0%
Depreciation and amortization	4.2%	5.7%	4.2%	5.5%
Impairment and other charges (gains), net	0.5%	0.3%	0.1%	(1.6)%
Gains on the sale of company-operated restaurants	(0.6)%	—%	(0.5)%	(0.3)%
Earnings from operations	25.2%	15.2%	25.8%	19.6%
Income tax rate (5)	27.3%	32.3%	26.1%	30.7%
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(1)	As a percentage of company restaurant sales.
(2)	As a percentage of franchise rental revenues.
(3)	As a percentage of franchise royalties and other.
(4)	As a percentage of franchise contributions for advertising and other services.
(5)	As a percentage of earnings before income taxes.

Jack in the Box system sales (in thousands):

	12 Weeks Ended		28 Weeks Ended
	April 11, 2021	April 12, 2020	April 11, 2021	April 12, 2020
Company-owned restaurant sales	$85,962	$74,380	$200,240	$179,744
Franchised restaurant sales (1)	847,363	695,926	1,963,189	1,675,271
System sales (1)	$933,325	$770,306	$2,163,429	$1,855,015
____________________________
(1)

Franchised restaurant sales represent sales at franchised restaurants and are revenues of our franchisees. System sales include company and franchised restaurant sales. We do not record franchised sales as revenues; however, our royalty revenues, marketing fees and percentage rent revenues are calculated based on a percentage of franchised sales. We believe franchised and system restaurant sales information is useful to investors as they have a direct effect on the company's profitability.

The following table summarizes the year-to-date changes in the number and mix of Jack in the Box company and franchise restaurants:

SUPPLEMENTAL RESTAURANT ACTIVITY INFORMATION
(Unaudited)

	2021			2020
	Company	Franchise	Total	Company	Franchise	Total
Beginning of year	144	2,097	2,241	137	2,106	2,243
New	—	6	6	—	16	16
Acquired from franchisees	4	(4)	—	8	(8)	—
Closed	—	(19)	(19)	(1)	(12)	(13)
End of period	148	2,080	2,228	144	2,102	2,246
% of system	7%	93%	100%	6%	94%	100%

JACK IN THE BOX INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASUREMENTS TO GAAP RESULTS
(Unaudited)

To supplement the consolidated financial statements, which are presented in accordance with GAAP, the company uses the following non-GAAP measures: Operating Earnings Per Share, Adjusted EBITDA, Restaurant-Level Margin and Franchise-Level Margin. Management believes that these measurements, when viewed with the company's results of operations in accordance with GAAP and the accompanying reconciliations in the tables below, provide useful information about operating performance and period-over-period changes, and provide additional information that is useful for evaluating the operating performance of the company's core business without regard to potential distortions.

Operating Earnings Per Share

Operating Earnings Per Share represents diluted earnings per share on a GAAP basis excluding gains or losses on the sale of company-operated restaurants, restructuring charges, the gain on sale of corporate office building, pension settlement charges, and the excess tax benefit from share-based compensation arrangements. Operating Earnings Per Share should be considered as a supplement to, not as a substitute for, analysis of results as reported under U.S. GAAP or other similarly titled measures of other companies. Management believes Operating Earnings Per Share provides investors with a meaningful supplement of the company’s operating performance and period-over-period changes without regard to potential distortions.

Below is a reconciliation of non-GAAP Operating Earnings Per Share to the most directly comparable GAAP measure, diluted earnings per share. Figures may not add due to rounding.

	12 Weeks Ended		28 Weeks Ended
	April 11, 2021	April 12, 2020	April 11, 2021	April 12, 2020
Diluted earnings per share – GAAP	$1.58	$0.50	$3.78	$0.82
Gains on the sale of company-operated restaurants	(0.05)	—	(0.09)	(0.05)
Excess tax benefits from share-based compensation arrangements	(0.05)	(0.01)	(0.05)	—
Pension settlement charges	—	0.01	—	1.14
Gain on sale of corporate office building	—	—	—	(0.32)
Restructuring charges	—	—	—	0.03
Operating Earnings Per Share – non-GAAP (1)	$1.48	$0.50	$3.64	$1.62
____________________
(1)	Operating Earnings Per Share may not add due to rounding.

Adjusted EBITDA

Adjusted EBITDA represents net earnings on a GAAP basis excluding income taxes, interest expense, net, gains or losses on the sale of company-operated restaurants, impairment and other charges (gains), net, depreciation and amortization, the amortization of franchise tenant improvement allowances and other, and pension settlement charges. Adjusted EBITDA should be considered as a supplement to, not as a substitute for, analysis of results as reported under U.S. GAAP or other similarly titled measures of other companies. Management believes Adjusted EBITDA is useful to investors to gain an understanding of the factors and trends affecting the company's ongoing cash earnings, from which capital investments are made and debt is serviced.

Below is a reconciliation of non-GAAP Adjusted EBITDA to the most directly comparable GAAP measure, net earnings (in thousands).

	12 Weeks Ended		28 Weeks Ended
	April 11, 2021	April 12, 2020	April 11, 2021	April 12, 2020
Net earnings - GAAP	$35,934	$11,463	$86,793	$19,360
Income tax expense	13,524	5,458	30,585	8,591
Interest expense, net	15,227	15,409	35,962	35,351
Pension settlement charges	—	321	—	38,927
Gains on the sale of company-operated restaurants	(1,532)	—	(2,815)	(1,575)
Impairment and other charges (gains), net	1,228	716	776	(8,575)
Depreciation and amortization	10,696	12,282	25,267	29,010
Amortization of franchise tenant improvement allowances and other	673	614	1,534	1,765
Adjusted EBITDA - Non-GAAP	$75,750	$46,263	$178,102	$122,854

Restaurant-Level Margin

Restaurant-Level Margin is defined as company restaurant sales less restaurant operating costs (food and packaging, labor, and occupancy costs) and is neither required by, nor presented in accordance with GAAP. Restaurant-Level Margin excludes revenues and expenses of our franchise operations and certain costs, such as selling, general, and administrative expenses, depreciation and amortization, impairment and other charges (gains), net, gains or losses on the sale of company-operated restaurants, and other costs that are considered normal operating costs. As such, Restaurant-Level Margin is not indicative of the overall results of the company and does not accrue directly to the benefit of shareholders because of the exclusion of corporate-level expenses. Restaurant-Level Margin should be considered as a supplement to, not as a substitute for, analysis of results as reported under GAAP or other similarly titled measures of other companies. The company is presenting Restaurant-Level Margin because it believes that it provides a meaningful supplement to net earnings of the company's core business operating results, as well as a comparison to those of other similar companies. Management utilizes Restaurant-Level Margin as a key performance indicator to evaluate the profitability of company-owned restaurants.

Below is a reconciliation of non-GAAP Restaurant-Level Margin to the most directly comparable GAAP measure, earnings from operations (in thousands):

	12 Weeks Ended		28 Weeks Ended
	April 11, 2021	April 12, 2020	April 11, 2021	April 12, 2020
Earnings from operations - GAAP	$64,888	$32,842	$153,814	$102,792
Franchise rental revenues	(77,901)	(69,885)	(181,650)	(165,969)
Franchise royalties and other	(47,231)	(37,764)	(106,879)	(90,230)
Franchise contributions for advertising and other services	(46,123)	(34,128)	(106,989)	(87,887)
Franchise occupancy expenses	48,904	48,341	114,073	112,858
Franchise support and other costs	3,341	2,971	6,614	7,647
Franchise advertising and other services expenses	47,104	35,734	109,799	90,958
Selling, general and administrative expenses	18,861	24,203	39,360	52,451
Impairment and other charges (gains), net	1,228	716	776	(8,575)
Gains on the sale of company-operated restaurants	(1,532)	—	(2,815)	(1,575)
Depreciation and amortization	10,696	12,282	25,267	29,010
Restaurant-Level Margin- Non-GAAP	$22,235	$15,312	$51,370	$41,480

Company restaurant sales	$85,962	$74,380	$200,240	$179,744

Restaurant-Level Margin % - Non-GAAP	25.9%	20.6%	25.7%	23.1%

Franchise-Level Margin

Franchise-Level Margin is defined as franchise revenues less franchise operating costs (occupancy expenses, advertising contributions, and franchise support and other costs) and is neither required by, nor presented in accordance with GAAP. Franchise-Level Margin excludes revenue and expenses of our company-operated restaurants and certain costs, such as selling, general, and administrative expenses, depreciation and amortization, impairment and other charges (gains), net, and other costs that are considered normal operating costs. As such, Franchise-Level Margin is not indicative of the overall results of the company and does not accrue directly to the benefit of shareholders because of the exclusion of corporate-level expenses. Franchise-Level Margin should be considered as a supplement to, not as a substitute for, analysis of results as reported under GAAP or other similarly titled measures of other companies. The company is presenting Franchise-Level Margin because it believes that it provides a meaningful supplement to net earnings of the company's core business operating results, as well as a comparison to those of other similar companies. Management utilizes Franchise-Level Margin as a key performance indicator to evaluate the profitability of our franchise operations.

Below is a reconciliation of non-GAAP Franchise-Level Margin to the most directly comparable GAAP measure, earnings from operations (in thousands):

	12 Weeks Ended		28 Weeks Ended
	April 11, 2021	April 12, 2020	April 11, 2021	April 12, 2020
Earnings from operations - GAAP	$64,888	$32,842	$153,814	$102,792
Company restaurant sales	(85,962)	(74,380)	(200,240)	(179,744)
Food and packaging	23,938	22,237	56,315	53,585
Payroll and employee benefits	26,440	24,261	61,371	56,151
Occupancy and other	13,349	12,570	31,184	28,528
Selling, general and administrative expenses	18,861	24,203	39,360	52,451
Impairment and other charges (gains), net	1,228	716	776	(8,575)
Gains on the sale of company-operated restaurants	(1,532)	—	(2,815)	(1,575)
Depreciation and amortization	10,696	12,282	25,267	29,010
Franchise-Level Margin - Non-GAAP	$71,906	$54,731	$165,032	$132,623

Franchise rental revenues	$77,901	$69,885	$181,650	$165,969
Franchise royalties and other	47,231	37,764	106,879	90,230
Franchise contributions for advertising and other services	46,123	34,128	106,989	87,887
Total franchise revenues	$171,255	$141,777	$395,518	$344,086

Franchise-Level Margin % - Non-GAAP	42.0%	38.6%	41.7%	38.5%

Contacts

Investor Contact:
Maria Hocut
Maria.Hocut@jackinthebox.com